Free Writing Prospectus
Filed pursuant to Rule 433
Registration Statement No. 333-184193
Dated: October 10, 2012

Alpha from investment style in a market -independent, non-directional and low-volatility framework

September 28, 2012

X-Alpha Index
Portable Alpha with a Competitive Advantage

[] X-Alpha  seeks to offer uncorrelated absolute return by extracting excess return from existing DB Regional Style Indices versus their market Benchmarks
[] An attractive alternative to hedge funds

-- Low fees

-- Daily pricing

-- Transparency (returns, fees, the model)

-- No performance fees

[] An attractive alternative to excess cash[] X-Alpha  serves a variety of investment strategies

[]

DB Regional Style Indices
Live Since October 2002

[] DB launched 6 regional style indices in 2002

-- US Value, US Growth, Euro Value, Euro Growth, Japan Value, UK Value

-- US and Euro style funds were launched in Europe

-- Morningstar Fund Ratings for the Euro and US DB Style Funds averaged 4 stars in 2005 and 5 stars in 2006 and 2007 (funds only available in Europe)

[] Indices to provide relative outperformance versus equity market benchmarks

-- Excess returns (positive and negative) were not highly correlated across regions and styles

[] Because of uncorrelated excess returns, it made sense to combine indices to diversify risk and try to stabilise returns[] As there was no UK or Japan
Growth Index launched in 2002, these were created in order to offer consistent diversification across styles/regions[] By extracting the relative performance between the DB Style Index and the Benchmark in each market (an Index Pair), uncorrelated alpha can be created

[]

X-Alpha USD Indices
Executive Summary

[] Combined exposure to 8 index pairs in 4 regions (US, Euro, UK, Japan) --
currency neutral, style neutral, zero net market exposure -- offers the return differential between each DB Style Index and the Equity Benchmark

[] Index Pairs are selected using a proprietary model developed by the Global
Markets Equity Structuring Group -- in each region, two DB style indices are paired against a regional equity benchmark -- a growth index and a value index in each region is used (4 regions, 2 styles) -- by using indices as the positions, stock-specific  risk is reduced

[] Rebalanced each quarter, each region is weighted based on market cap[] Vol target = 8% for each of the 8 index pairs (exposure between 50%-150%)  [] Vol target = 8% on the X-Alpha  Index (exposure between 50%-150%)  [] The X-Alpha
Total Return Index also includes a Fed Funds return component

[]

The X-Alpha Index Methodology
The Alpha Extraction Process Flow Chart

    STEP I STEP II Convert All Build Index Pairs
Indices To 100% Long 100% Short
USD
  Growth DB Regional Benchmark Index Pair Growth Index Value DB Regional
Benchmark Index Pair Value Index

           STEP V Target X-Alpha USD
Index Volatility
Set Exposure to X-Alpha USD Index between 50%-150% based on 8% Target
Volatility

= 100% x 8% Target 100 Day Vol of X-Alpha

X-Alpha ER Index

[]

STEP III
Target Index Pair Volatility

                      Set Exposure to each Index Pair
                        between 50%-150% based on
                              8% Target Volatility
Creates a Growth
Pair and a Value  =   100% x            8% Target
                             -------------------------
Pair in each of 4            100 Day Vol of Index Pair
      Regions

STEP IV
Multiply Exposure by Regional Weights

50% US    25% Value Pair + 25% Growth Pair
30% Euro  15% Value Pair + 15% Growth Pair
10% UK     5% Value Pair +  5% Growth Pair
10% Japan  5% Value Pair +  5% Growth Pair

X-Alpha USD TR Index (with Fed Funds Return Component) Historical Performance,
Oct. 22, 1996 -- Sep. 28, 2012*

BBG: DBGLXAT

Index Performance vs. Equities and Bonds

4000
                X-Alpha USD TR 3500 MSCI World Net USD
3000 JPM Global Govt. Bond Index 2500

2000

1500

[]
1000
500 Live Date
[]
0
96 97 98 99 00 01 02 03 04 05 06 07 08 09 10 11 12

Performance vs. HFRXEMN Index Rolling 12 months

3300 3250 3200 3150 3100 3050 3000 2950
X-Alpha USD TR
2900
                HFRX Equity Market Neutral 2850 2800
Sep-11 Nov-11 Jan-12 Mar-12 May-12 Jul-12 Sep-12

Performance Analysis
======================================= ============== ================
                            X-Alpha USD MSCI World Net JPM Global Govt.
Oct 22, 1996 - Sep 28, 2012      TR           USD         Bond Index
=========================== =========== ============== ================
Growth Over Period            219.7%        116.9%           151.0%
Compounded Annual Growth         7.6%          5.0%            5.9%
Annualised Daily Volatility      6.4%        17.0%             2.8%
Sharpe Ratio (3.02%)            0.71          0.12            1.06
Worst drawdown                 -15.7%        -57.8%            -5.0%
Max drawdown Start date        Jun-07        Oct-07           Jun-03
Max drawdown End date         Dec-08         Mar-09          Sep-03
Average monthly return           0.6%          0.5%            0.5%
Best monthly return              8.2%        11.2%             3.0%
Worst monthly return            -5.4%        -19.0%            -2.0%
% of months with gains         64.9%         59.2%            72.3%
Correlation                                   0.03           -0.01
=========================== =========== ============== ================

12- month Rolling Volatility

40%
                X-Alpha USD TR 35% MSCI World Net USD
30% JPM Global Govt. Bond Index 25%

20%

15%

[]
10%
5% Live Date
[]
0%
96 97 98 99 00 01 02 03 04 05 06 07 08 09 10 11 12

Source: Deutsche Bank, Bloomberg Finance L.P., 2012
*The Deutsche Bank X-Alpha indices shown herein have existed since October 3,
2006. Accordingly, the results shown during the retrospective periods are hypothetical and do no reflect actual returns. On July 17, 2007, Deutsche Bank made a technical change to the X-Alpha Index calculation methodology. X-Alpha
Index levels prior to July 17, 2007 were not restated. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the Deutsche Bank X-Alpha Index would have been lower than the Index as a result of fees and/or costs.

X-Alpha USD TR Index

Annual Returns*
BBG: DBGLXAT

25.3%

16.1% 16.5%

12.8% 12.4%

                     11.1% 10.2%
                                                                   8.8% 7.8%

4.8% 5.3%
4.0% 4.1% 3.1% 2.6% 0.3% 0.2% 0.6%

-1.2%  -1.2%
-2.9%
X-Alpha  USD TR
-5.8%  -5.6%  -5.4%
HFRX Equity Market Neutral
-8.0%

1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012
YTD

Source: Deutsche Bank, Bloomberg Finance L.P., 2012
     *The Deutsche Bank X-Alpha indices shown herein have existed since October
3, 2006. Accordingly, the results shown during the retrospective periods are hypothetical and do no reflect actual [] returns. On July 17, 2007, Deutsche
Bank made a technical change to the X-Alpha Index calculation methodology.
X-Alpha Index levels prior to July 17, 2007 were not restated. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the Deutsche Bank X-Alpha Index would have been lower than the Index as a result of fees and/or costs.

X-Alpha USD ER Index (No Fed Funds Return Component) Historical Performance,
Oct. 22, 1996 -- Sep. 28, 2012*
BBG: DBGLXAE

Index Performance vs. Equities and Bonds

3000
X-Alpha USD ER
                MSCI World Net USD 2500 JPM Global Govt. Bond Index 2000

1500

1000
[]
500 Live Date
[]
0
96 97 98 99 00 01 02 03 04 05 06 07 08 09 10 11 12

Index Performance vs. HFRXEMN Index YTD

2100 2050 2000 1950 1900

1850
                   X-Alpha USD ER 1800 HFRX Equity Market Neutral 1750
Sep-11 Nov-11 Jan-12 Mar-12 May-12 Jul-12 Sep-12

Performance Analysis
======================================= ============== ================
                            X-Alpha USD MSCI World Net JPM Global Govt.
Oct 22, 1996 - Sep 28, 2012      ER          USD         Bond Index
=========================== =========== ============== ================
Growth Over Period             101.8%       116.9%           151.0%
Compounded Annual Growth         4.5%          5.0%             5.9%
Annualised Daily Volatility      6.4%        17.0%              2.8%
Sharpe Ratio (3.02%)            0.70          0.12             1.05
Worst drawdown                 -19.5%        -57.8%            -5.0%
Max drawdown Start date         Jun-07       Oct-07           Jun-03
Max drawdown End date          Dec-08        Mar-09          Sep-03
Average monthly return           0.4%          0.5%             0.5%
Best monthly return              8.1%        11.2%              3.0%
Worst monthly return            -5.4%        -19.0%            -2.0%
% of months with gains          58.1%        59.2%            72.3%
Correlation                                   0.03            -0.01
=========================== =========== ============== ================

12- month Rolling Volatility

40%
                X-Alpha  USD ER 35% MSCI World Net USD
30% JPM Global Govt.  Bond Index 25%

20%

15%

[]
10%
5% Live Date
[]
0%
96 97 98 99 00 01 02 03 04 05 06 07 08 09 10 11 12

Source: Deutsche Bank, Bloomberg Finance L.P., 2012
*The Deutsche Bank X-Alpha indices shown herein have existed since October 3,
2006. Accordingly, the results shown during the retrospective periods are hypothetical and do no reflect actual returns. On July 17, 2007, Deutsche Bank made a technical change to the X-Alpha Index calculation methodology. X-Alpha
Index levels prior to July 17, 2007 were not restated. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the Deutsche Bank X-Alpha Index would have been lower than the Index as a result of fees and/or costs.

X-Alpha USD ER Index

Annual Returns*
BBG: DBGLXAE

17.9%
X-Alpha  USD ER
HFRX Equity Market Neutral
14.6%

13.0%

10.7%

8.6% 8.7% 6.6% 5.7%
                                       5.2% 4.8%
4.3% 4.1% 3.1% 2.6%

0.3% 0.2%

-1.5%  -1.2%

 -2.9%  -4.4%  -5.6%  -5.4%  -6.1%  -7.6%  -8.0%  1997 1998 1999 2000 2001 2002
2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 YTD

Source: Deutsche Bank, Bloomberg Finance L.P., 2012
     *The Deutsche Bank X-Alpha indices shown herein have existed since October
3, 2006. Accordingly, the results shown during the retrospective periods are hypothetical and do no reflect actual [] returns. On July 17, 2007, Deutsche
Bank made a technical change to the X-Alpha Index calculation methodology.
X-Alpha Index levels prior to July 17, 2007 were not restated. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the Deutsche Bank X-Alpha Index would have been lower than the Index as a result of fees and/or costs.

X-Alpha  USD TR Index
Vol.  Targeted Regional Allocations*

100%

                                                        UK Growth UK Value 90%
Japan Growth 80% Japan Value

70%

                                                        US Growth 60% 50% 40%
US Value 30% 20% Euro Growth

10%

                                                      Euro Value 0% Oct- Oct-
Oct- Oct- Oct- Oct- Oct- Oct- Oct- Oct- Oct- Oct- Oct- Oct- Oct- Oct-
96 97 98 99 00 01 02 03 04 05 06 07 08 09 10 11

Source: Deutsche Bank, Bloomberg Finance L.P., 2012
     *The Deutsche Bank X-Alpha indices shown herein have existed since October
3, 2006. Accordingly, the results shown during the retrospective periods are hypothetical and do no reflect actual [] returns. On July 17, 2007, Deutsche
Bank made a technical change to the X-Alpha Index calculation methodology.
X-Alpha Index levels prior to July 17, 2007 were not restated. Past performance not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the Deutsche Bank X-Alpha Index would have been lower than the Index a result of fees and/or costs.

Regional Style Indices

Deutsche Bank Style Indices Methodology and Historical Performance

Style Investing
Value vs. Growth

[] Value Shares

-- Mature, established companies with lower earnings volatility

-- Sell at lower multiples

-- Expected to offer a steady stream of cash flows to shareholders (dividends)

[] Growth Shares

-- Relatively young companies with higher earnings volatility

-- Sell at higher multiples

-- Offer little or no stream of cash flows to shareholders (dividends)

-- Expected to offer above average earnings growth

-- Companies with higher earnings growth are not always limited to typical
"growth" sectors (Technology, Pharmaceuticals)

[] Growth and Value are not necessarily mutually exclusive

-- Each style has consistent periods of outperformance versus the market but at varying amounts and difficult to predict when one style will dominate

-- Some stocks may be growth AND value (low PE and high EPS growth)

[]

DB Regional Value Indices
Selection Strategy

[] Deutsche Bank Value Index Methodology for UK, Japan, US

-- Stocks selected from the large cap benchmark (S and P 500 top 251 by market cap,
FTSE 100 or TOPIX 100)

-- Selected according to lowest trailing twelve-month  reported P/E ratios

-- The price-earnings  ratios (P/E) has historically identified undervalued companies that provided superior performance

[] Deutsche Bank Value Index Methodology for Eurozone

-- 20 stocks selected from the EuroSTOXX ([R]) Large Index

-- Stocks selected according to highest current dividend yield (no more than five companies from one country)

-- In the Eurozone, determining value has been more dependant on dividend yield

-- Yield is believed to be an assessment of shareholder value in three different ways

-- Confidence of management to provide future performance

-- Commitment of management to provide earnings stability

-- Providing an additional component of return to shareholders

[]

DB Regional Growth Indices
Selection Strategy

[] Deutsche Bank Growth Index Methodology

-- Stocks selected from the large cap benchmark (S and P 500 top 251 by market cap,
FTSE 100, TOPIX 100 or EuroSTOXX Large) -- The index consists of stocks that show the highest growth in reported earnings over the past twelve months

-- Typically, growth stocks are thought to be from technology or pharmaceutical industries

-- However, the market rewards those companies that demonstrate above average earnings growth, irrespective of which industry group they may belong to

-- This reflects the possibility that investors may focus more on demonstrated earnings growth rather than promised earnings growth

[] A maximum of five companies per Eurozone country is permitted, no limits for
US, UK and Japan Growth Indices

[]

DB Regional Style Indices
Methodology Summary

 Deutsche Bank Index   Selection Pool     Stocks Selection Criteria                   Benchmark
---------------------- ------------------ ------ ------------------------------------ -------------
 US Value Index        Top 251 of S and P 500    30  Low Trailing 12 mos. P/E             S and P 500
---------------------- ------------------ ------ ------------------------------------ -------------
 US Growth Index       Top 251 of S and P 500    30  High Trailing 12 mos. EPS Growth     S and P 500
---------------------- ------------------ ------ ------------------------------------ -------------
 Euro Value Index      Euro STOXX Large      20  High Trailing 12 mos. Dividend Yield Euro STOXX 50
---------------------- ------------------ ------ ------------------------------------ -------------
 Euro Growth Index     Euro STOXX Large      20  High Trailing 12 mos. EPS Growth     Euro STOXX 50
---------------------- ------------------ ------ ------------------------------------ -------------
 UK Value Index        FTSE 100              20  Low Trailing 12 mos. P/E             FTSE 100
---------------------- ------------------ ------ ------------------------------------ -------------
 UK Growth Index       FTSE 100              20  High Trailing 12 mos. EPS Growth     FTSE 100
---------------------- ------------------ ------ ------------------------------------ -------------
 Japan Value Index     TOPIX 100             20  Low Trailing 12 mos. P/E             TOPIX 100
---------------------- ------------------ ------ ------------------------------------ -------------
 Japan Growth Index    TOPIX 100             20  High Trailing 12 mos. EPS Growth     TOPIX 100
---------------------- ------------------ ------ ------------------------------------ -------------
Source: Deutsche Bank.

[] Common characteristics of DB Growth and Value Indices

-- Companies with negative earnings over the past 12 months are excluded
-- Indices are rebalanced quarterly
-- Indices are equal-weighted
-- All but two indices have been live since October 2002 (UK and Japan Growth
Indices are live since August 2006)

-- Transparent, rules-based   investment strategy

[]

DB US Style Indices
Historical Performance, Nov. 12, 1996 -- Sep. 28, 2012*

Index Performance vs. S and P 500 TR

14000

                  DB US Value 12000 S and P 500 TR

10000 Prior to 7/2/02 DB Index returns were retrospectively 8000 calculated

6000

4000 [] 2000 Live Date
[]
0
96 97 98 99 00 01 02 03 04 05 06 07 08 09 10 11 12

Index Performance vs. S and P 500 TR

9000
                 DB US Growth 8000 S and P 500 TR 7000

6000 5000 4000

3000
[]
                                                   Prior to 7/2/02 DB Index
2000 returns were retrospectively 1000 Live Date calculated
[]
0
96 97 98 99 00 01 02 03 04 05 06 07 08 09 10 11 12

DB US Value Annual Excess Returns vs. S and P 500 TR

45.3%

26.2%

                    13.8% 14.9% 7.7% 9.1% 5.2% 2.8%

                     -0.4% -0.9% -0.1% -3.1% -4.6% -6.0% -5.6% -9.9%

-20.2%

97 98 99 00 01 02 03 04 05 06 07 08 09 10 11 12 CAGR
YTD
Source: Deutsche Bank, Bloomberg Finance L.P., 2012

DB US Growth Annual Excess Returns vs. S and P 500 TR

13.7% 14.5%
                                                    10.8% 7.6% 7.4% 6.4% 5.5%
                     3.1% 3.8% 1.7% 0.1%

                     -0.4% -2.8%
-4.7%
               -7.7% -8.0% -9.9%

97 98 99 00 01 02 03 04 05 06 07 08 09 10 11 12 CAGR
YTD

*The Deutsche Bank Style Indices have been retrospectively calculated and did not exist prior to the dates specified above. Accordingly, the results shown during the retrospective periods are hypothetical and do no reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future.

Source: Deutsche Bank, Bloomberg Finance L.P., 2012
      *The Deutsche Bank Style Indices have been retrospectively calculated and did not exist prior to the dates specified above. Accordingly, the results shown during the [] retrospective periods are hypothetical and do no reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future.

DB Eurozone Style Indices
Historical Performance, Nov. 12, 1996 -- Sep. 28, 2012*

Index Performance vs. EuroSTOXX 50 TR

18000
                  DB Euro Value 16000 EuroSTOXX 50 TR 14000 Prior to 7/1/02 DB
Index 12000 returns were retrospectively calculated 10000

8000

6000
[]
4000
2000 Live Index
[]
0
96 97 98 99 00 01 02 03 04 05 06 07 08 09 10 11 12

Index Performance vs. EuroSTOXX 50 TR

14000

                  DB Euro Growth 12000 EuroSTOXX 50 TR 10000

8000

6000

4000 []
                                                   Prior to 7/1/02 DB Index
returns were retrospectively 2000 Live Date calculated
[]
0
96 97 98 99 00 01 02 03 04 05 06 07 08 09 10 11 12

DB Euro Value Annual Excess Returns vs. EuroSTOXX 50 TR

               15.2% 14.9% 12.0% 11.2% 9.5% 9.5% 6.8% 6.8% 5.8%

1.6%

-2.0% -1.3% -4.2% -3.7% -5.2% -6.3%

-12.2%

97 98 99 00 01 02 03 04 05 06 07 08 09 10 11 12 CAGR
YTD

DB Euro Growth Annual Excess Returns vs. EuroSTOXX 50 TR

21.7%

14.6%

9.0% 9.4%
                     8.2% 8.0% 6.7% 6.0% 3.0% 0.5% 0.9%

                     -1.1% -0.3% -2.2% -3.9% -3.5%

-10.1%

97 98 99 00 01 02 03 04 05 06 07 08 09 10 11 12 CAGR
YTD

DB UK Style Indices
Historical Performance, Nov. 12, 1996 -- Sep. 28, 2012*

Index Performance vs. FTSE 100 TR

90
              DB UK Growth 80 FTSE 100 TR 70

60 Prior to 5/19/06 DB Index returns were retrospectively 50 calculated 40

30
[]
20
10 Live Date
[]
0
96 97 98 99 00 01 02 03 04 05 06 07 08 09 10 11 12

Index Performance vs. FTSE 100 TR

140

               DB UK Value 120 FTSE 100 TR

100
            Prior to 11/01/02 DB Index returns were retrospectively 80 calculated

60

40 []
20 Live Date
[]
0
96 97 98 99 00 01 02 03 04 05 06 07 08 09 10 11 12

DB UK Value Annual Excess Returns vs. FTSE 100 TR

85.8%

41.3%

19.9%
12.5% 10.5% 11.2%
     6.8% 6.9% 5.7% 7.3% 6.4% 2.1% 2.8%

                                                                -7.0% -13.8%
-21.2% -18.3%

97 98 99 00 01 02 03 04 05 06 07 08 09 10 11 12 CAGR
YTD

DB UK Growth Annual Excess Returns vs. FTSE 100 TR

35.1%

                                                         21.0% 19.1% 14.7%
12.3% 12.8% 9.8% 9.8%
                                                     7.4% 4.0% 4.9%

                               -2.1% -2.1% -4.2% -6.2%

-15.8% -14.8%
97 98 99 00 01 02 03 04 05 06 07 08 09 10 11 12 CAGR
YTD

Source: Deutsche Bank, Bloomberg Finance L.P., 2012
*The Deutsche Bank Style Indices have been retrospectively calculated and did not exist prior to the dates specified above. Accordingly, the results shown during the retrospective periods are hypothetical and do no reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future.

DB Japan Style Indices
Historical Performance, Nov. 12, 1996 -- Sep. 28, 2012*

Index Performance vs. TOPIX 100 TR

7000

                 DB Japan Value 6000 TOPIX 100 TR

5000 Prior to 11/1/02 DB Index returns were retrospectively 4000 calculated

3000

2000 [] 1000 Live Date
[]
0
96 97 98 99 00 01 02 03 04 05 06 07 08 09 10 11 12

Index Performance vs. TOPIX 100 TR

2500
DB Japan Growth TOPIX 100 TR
2000

1500

1000

[]
                  Prior to 5/19/06 DB Index 500 returns were retrospectively calculated Live Date
[]
0
96 97 98 99 00 01 02 03 04 05 06 07 08 09 10 11 12

DB Japan Value Annual Excess Returns vs. TOPIX 100 TR

44.8%

23.9% 25.2% 17.3% 17.4% 11.9% 10.6% 11.8% 12.7%
8.9%8.3%
1.5% 0.9% 2.5%

-2.4%
-5.3%

-46.0%

97 98 99 00 01 02 03 04 05 06 07 08 09 10 11 12 CAGR
YTD

Source: Deutsche Bank, Bloomberg Finance L.P., 2012
*The Deutsche Bank Style Indices have been retrospectively calculated and did not exist prior to the dates specified above. Accordingly, the results shown during the retrospective periods are hypothetical and do no reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future.

Source: Deutsche Bank, Bloomberg Finance L.P., 2012
      *The Deutsche Bank Style Indices have been retrospectively calculated and did not exist prior to the dates specified above. Accordingly, the results shown during the [] retrospective periods are hypothetical and do no reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future.

DB Regional Style Index Volatility -Targeted Alpha USD
Historical Performance, Nov. 12, 1996 -- Sep. 28, 2012*

DB US Alpha
1800
                 US Value Alpha USD 1600 US Growth Alpha USD 1400

1200

1000

800
                                                   DB US Value and Growth Alpha
600 [] returns prior to 7/2/02 have been 400 retrospectively calculated 200
Live Index
[]
0
96 97 98 99 00 01 02 03 04 05 06 07 08 09 10 11 12

DB Euro Alpha
2000
                 Euro Value Alpha USD 1800 Euro Growth Alpha USD 1600 1400 1200
1000 800

600 [] DB Euro Value and Growth Alpha 400 returns prior to 7/2/02 have been retrospectively calculated 200 Live Index
[]
0
96 97 98 99 00 01 02 03 04 05 06 07 08 09 10 11 12

DB UK Alpha

2500
UK Value Alpha USD
                 UK Growth Alpha USD 2000

1500

1000
                                                        DB UK Value and Growth
Alpha [] returns [] prior to 11/1/02 and 500 5/19/06, respectively, have been
Live Date Live Date retrospectively calculated
[] []
0
96 97 98 99 00 01 02 03 04 05 06 07 08 09 10 11 12

DB Japan Alpha

4000
Japan Value Alpha USD
3500
                 Japan Growth Alpha USD 3000

2500

2000

1500
                                         [] DB Japan Value and[] Growth 1000
Alpha returns prior to 11/1/02 and 5/19/06, Date  respectively, have 500 been retrospectively calculated Live Date Liv
[] []
0
96 97 98 99 00 01 02 03 04 05 06 07 08 09 10 11 12

X-Alpha Indices
List of Tickers

 X-Alpha USD Indices                                BBG Ticker
 X-Alpha USD TR                                      DBGLXAT
 X-Alpha USD ER                                      DBGLXAE
         DB US Value Alpha USD                      DBXAUV1U
         DB US Growth Alpha USD                     DBXAUG1U
           US Value                                  DBUSUSV
           US Growth                                DBUSUSG
           S and P 500 TR                                   SPTR
         DB Euro Value Alpha USD                    DBXAEV1U
         DB Euro Growth Alpha USD                   DBXAEG1U
           Euro Value                               DBEEEUVA
           Euro Growth                              DBEEEUGR
           EuroSTOXX 50 TR                              SX5T
         DB UK Value Alpha USD                      DBXABV1U
         DB UK Growth Alpha USD                     DBXABG1U
           UK Value                                 DBEEUKVT
           UK Growth                                DBEEUKGT
           FTSE 100 TR                                 TUKXG
         DB Japan Value Alpha USD                   DBXAJV1U
         DB Japan Growth Alpha USD                  DBXAJG1U
           Japan Value                               DBAPJVT
           Japan Growth                              DBAPJGT
           TOPIX 100 TR                              TPXD100
Source: Deutsche Bank, Bloomberg Finance L.P., 2012

[]

Risk Factors

CHANGE IN METHODOLOGY -- Publication of each X-Alpha Index began on October 3,
2006 and no actual investments which allowed a tracking of the performance of the X-Alpha Indices was possible before that date. In addition, effective July
17, 2007, the methodology for the calculation of the X-Alpha Indices was changed by the Index Sponsor. For this reason, the actual performance history of the X-Alpha Indices for the dates between October 3, 2006 and July 17, 2007 does not reflect the methodology currently in use for the calculation of the
X-Alpha Indices.

AN INVESTMENT LINKED OR RELATED TO AN X-ALPHA INDEX WILL NOT NECESSARILY BE THE
SAME AS AN INVESTMENT IN ANY
DB REGIONAL STYLE INDEX, THE BENCHMARK INDEX WITH WHICH IT IS PAIRED OR IN ANY
OF THEIR UNDERLYING COMPONENTS
-- The X-Alpha Index closing level on any trading day will depend on the performance, in relation to each pair of Index Constituents which consists of a
DB Regional Style Index and a Benchmark Index (each, an "Index Constituent
Pair"), of each DB Regional Style Index compared to the Benchmark Index with which it is paired. If the overall performance of the DB Regional Style Indices compared to the Benchmark Indices, when measured by reference to each Index
Constituent Pair, is positive, the X-Alpha Index closing level will rise.
Conversely, if the overall performance of the DB Regional Style Indices compared to the Benchmark Indices, when measured by reference to each Index
Constituent Pair, is negative, the X-Alpha Index closing level will fall.
Therefore, whether or not the X-Alpha Index closing level rises or falls depends not only on whether or not the levels of any of the DB Regional Style
Indices and/or the Benchmark Indices rise or fall but rather on the overall comparative performance of the DB Regional Style Indices to the relevant
Benchmark Indices when measured by reference to each Index Constituent Pair.
You should, therefore, carefully consider the composition and calculation of each DB Regional Style Index and each Benchmark Index which together form each
Index Constituent Pair.

THE VALUE OF EACH X-ALPHA INDEX IS BASED UPON THE RETURN OF EACH INDEX
CONSTITUENT PAIR. IF THE RETURN OF A DB
REGIONAL STYLE INDEX IS POSITIVE BUT IS LESS THAN THE RETURN OF A BENCHMARK
INDEX WITH WHICH IT IS PAIRED, THE OVERALL RETURN OF THE RELEVANT INDEX
CONSTITUENT PAIR WILL BE NEGATIVE -- The value of the X-Alpha Index is based upon the performance of each DB Regional Style Index relative to that of the
Benchmark Index with which it is paired. Even if a DB Regional Style Index achieves a positive return, the Index Constituent Pair of which it is a member could achieve a negative return if the Benchmark Index included in such Index
Constituent Pair achieves a greater positive return.

THE INDEX CONSTITUENT PAIRS ARE NOT EQUALLY WEIGHTED IN THE X-ALPHA MODEL --
The Index Constituent Pairs are assigned different geographical weightings in the X-Alpha Model as described in "The Deutsche Bank X-Alpha USD Excess
Return[R] Index -- Index Constituent Pairs" in Underlying Supplement No. 14A
filed by Deutsche Bank AG with the SEC on February 28, 2008. One consequence of the unequal weighting of the Index Constituent Pairs is that the same return generated by two Index Constituent Pairs, whether positive or negative, may have a different effect on the performance of the Index.

[]

Risk Factors

RETURNS GENERATED BY THE INDEX CONSTITUENT PAIRS MAY OFFSET EACH OTHER -- At a
time when some of the Index Constituent
Pairs generate positive returns, other Index Constituent Pairs may generate positive returns that are smaller or they may generate returns that are negative. As a result, positive returns generated by one or more Index
Constituent Pairs may be moderated or more than offset by smaller positive returns or negative returns generated by the other Index Constituent Pairs, particularly if the Index Constituent Pairs that generate positive returns are assigned relatively low weightings in the X-Alpha Model.

THE RETURNS OF THE INDEX CONSTITUENT PAIRS WILL BE EXPOSED TO FLUCTUATIONS IN
EXCHANGE RATES -- For the purposes of determining the returns of the Index
Constituent Pairs, the currency in which any DB Regional Style Index or
Benchmark Index is expressed (if such currency is not U.S. dollars) will be converted into U.S. dollars at the relevant spot exchange rate on each trading day. As a result, any positive or negative return that is generated as a result of the performance of a DB Regional Style Index compared to that of a Benchmark
Index with which it is paired is exposed to fluctuations in the exchange rate between the U.S. dollar and the currency in which such DB Regional Style Index and such Benchmark Index are publicly quoted. In addition, appreciation of the
U.S. dollar against the currencies of such indices would have the effect of reducing the impact of positive excess returns from the relevant Index
Constituent Pairs.

THE ACTUAL EXPERIENCED VOLATILITY OF EACH INDEX CONSTITUENT PAIR AND THE
X-ALPHA MODEL MAY NOT EQUAL TARGET VOLATILITY, WHICH MAY HAVE A NEGATIVE IMPACT
ON THE PERFORMANCE OF THE INDEX -- As described in "The Deutsche Bank X-Alpha
USD Excess Return[R] Index -- Calculation and Reconstitution of the Index" in
Underlying Supplement No. 14A filed by Deutsche Bank AG with the SEC on
February 28, 2008, the weighting of each Index Constituent Pair in the X-Alpha
Model is adjusted to target a volatility level of 8%. Because this adjustment is based on recently experienced volatility and is subject to a minimum of 50%
and a maximum of 150%, the actual volatility realized on the Index Constituent
Pairs and the X-Alpha Model will not necessarily equal the volatility target.
If returns on the Index Constituent Pairs or the X-Alpha Model coincide with volatility higher than the target, the Index would be exposed less to such returns than if the volatility targeting had not been done. If returns on Index
Constituent Pairs or the X-Alpha Model coincide with volatility lower than the target, the Index would be exposed more to such returns than if the volatility targeting had not been done. Such adjustments may have a negative impact on the performance of the Index.

THE CALCULATION OF THE INDEX CLOSING LEVEL WILL INCLUDE A DEDUCTION OF THE
BORROW FEE -- On each trading day, the calculation of the Index closing level will include a deduction of the Borrow Fee to defray transaction costs incurred in relation to the Index on such day, as described in "The Deutsche Bank
X-Alpha USD Excess Return[R] Index -- Index Costs" in Underlying Supplement No.
14A filed by Deutsche Bank AG with the SEC on February 28, 2008.

[]

Risk Factors

WE ARE ONE OF THE COMPANIES THAT MAKE UP THE EURO STOXX 50 TOTAL RETURN INDEX
[], AND OUR COMMON STOCK MAY
BE INCLUDED IN TWO OF THE DB REGIONAL STYLE INDICES, BUT WE ARE NOT AFFILIATED
WITH ANY OTHER COMPANY INCLUDED IN THE EURO STOXX 50 TOTAL RETURN INDEX [], ANY
OTHER BENCHMARK INDEX OR ANY DB REGIONAL STYLE INDEX
-- We are one of the companies that make up the EURO STOXX 50 Total Return
Index[], and our common stock may be included in two of the DB Regional Style
Indices, but we are not affiliated with any of the other companies whose stocks are included in the EURO STOXX 50 Total Return Index[], any of the other
Benchmark Indices or any of the DB Regional Style Indices. As a result, we will have no ability to control the actions of such other companies, including actions that could affect the value of the stocks underlying any of the
Benchmark Indices, the DB Regional Style Indices or the securities or options linked to the X-Alpha Indices. None of the money you pay us will go to the respective sponsors of the Benchmark Indices (the "Benchmark Index Sponsors ")
or to any of the other companies included in the Benchmark Indices or the DB
Regional Style Indices, and none of those companies will be involved in the offering of the securities or options linked to an X-Alpha Index in any way.
Neither those companies nor the Benchmark Index Sponsors will have any obligation to consider your interests as a holder of securities or options linked to an X-Alpha Index in taking any corporate actions that might affect the value of such securities or options.

DEUTSCHE BANK AG, LONDON BRANCH, AS THE SPONSOR OF EACH DB REGIONAL STYLE
INDEX, AND EACH BENCHMARK INDEX SPONSOR MAY ADJUST THE RELEVANT INDEX IN A WAY
THAT AFFECTS ITS LEVEL -- Deutsche Bank AG, London Branch, as the sponsor of each DB Regional Style Index (the "DB Regional Style Index Sponsor ") and each
Benchmark Index Sponsor are responsible for calculating and maintaining the DB
Regional Style Indices and the Benchmark Indices, respectively. The DB Regional
Style Index Sponsor and any Benchmark Index Sponsor can add, delete or substitute a component stock of a DB Regional Style Index or a Benchmark Index, as the case may be, or make methodological changes that could affect the level of the relevant index. You should realize that any changes in the DB Regional
Style Index components or the Benchmark Index components may affect the relevant DB Regional Style Index or Benchmark Index, as the case may be, and may therefore affect the X-Alpha Index, as any newly added component stock may perform significantly better or worse than the component stock it replaces.
Additionally, the DB Regional Style Index Sponsor and any Benchmark Index
Sponsor may alter, discontinue or suspend calculation or dissemination of the relevant index. Any of these actions could adversely affect the value of your securities or options linked to an X-Alpha Index. The DB Regional Style Index
Sponsor and the Benchmark Index Sponsors have no obligation to consider your interests in calculating or revising the relevant indices.

[]

Risk Factors

POTENTIAL CONFLICTS OF INTEREST EXIST BECAUSE THE ISSUER OF SECURITIES LINKED
TO AN X-ALPHA INDEX, THE
CALCULATION AGENT FOR THE SECURITIES LINKED TO AN X-ALPHA INDEX, THE X-ALPHA
INDEX SPONSOR AND THE DB REGIONAL STYLE INDEX SPONSOR ARE THE SAME LEGAL ENTITY
-- Deutsche Bank AG is the Issuer of securities linked to the X-Alpha indices, the calculation agent for securities linked to the X-Alpha indices, the X-Alpha
Index Sponsor and the DB Regional Style Index Sponsor. As the X-Alpha Index
Sponsor and the DB Regional Style Index Sponsor, Deutsche Bank AG carries out calculations necessary to promulgate each X-Alpha Index and each of the DB
Regional Style Indices and maintains some discretion as to how such calculations are made. In particular, the X-Alpha Index Sponsor and the DB
Regional Style Index Sponsor have discretion in selecting among methods for calculating each X-Alpha Index and each of the DB Regional Style Indices, respectively, in the event that the regular means of determining the values of the components of each X-Alpha Index or any of the DB Regional Style Indices, as the case may be, are unavailable at the time such determinations are scheduled to take place. The X-Alpha Index Sponsor also has discretion to make changes in the reconstitution periods for each X-Alpha Index, and the DB
Regional Style Index Sponsor has discretion under certain circumstances in selecting the component stocks of each DB Regional Style Index. There can be no assurance that any determinations made by Deutsche Bank AG in these various capacities will not affect the levels of each X-Alpha Index or any DB Regional
Style Indices or the value of securities or options linked to an X-Alpha Index.
Because determinations made by Deutsche Bank AG in these roles may affect the payments made on options and securities linked to the X-Alpha Indices, potential conflicts of interest may exist between Deutsche Bank AG and you.

[]

Important notes

Prospective investors should understand and discuss with their professional tax, legal, accounting and other advisors the effect of a transaction they may enter into. Before entering into any transaction you should take steps to ensure that you understand and have assessed with your financial advisor, or made an independent assessment of, the appropriateness of the transaction in the light of your own objectives and circumstances, including the possible risks and benefits of entering into such a transaction. Structured notes are not suitable for all investors due to illiquidity, optionality, time to redemption, and payoff nature of the strategy.

We or our affiliates or persons associated with us or such affiliates
("Associated Persons") may: make a market in, trade in instruments economically related to, or have an investment banking or other relationship with one or more of the issuers of the component securities of the underlying index. We or our affiliates may: maintain a long or short position in securities referenced herein or in related futures or options; purchase, sell, or maintain inventory;
engage in any other transaction involving such securities; and earn brokerage or other compensation.

Any payout information, scenario analysis, and hypothetical calculations should in no case be construed as an indication of expected payout on an actual investment and/or expected behavior of an actual structured product.

Calculations of returns on the instruments may be linked to a referenced index or interest rate. As such, the investments may not be suitable for persons unfamiliar with such index or interest rate, or unwilling or unable to bear the risks associated with the transaction. Products denominated in a currency, other than the investor's home currency, will be subject to changes in exchange rates, which may have an adverse effect on the value, price or income return of the products. These products may not be readily realizable investments and are not traded on any regulated market. The securities referred to herein involve risk, which may include interest rate, index, currency, credit, political, liquidity, time value, commodity and market risk and are not suitable for all investors.

The past performance of an index, securities or other instruments does not guarantee or predict future performance.

In this document, various performance -related statistics, such as index return and volatility level, among others, of X-Alpha are compared with those of the
MSCI Daily TR Net World USD Index and the JP Morgan Gov't Bond Index Global
Hedged USD. Such comparisons are for information purposes only. No assurance can be given that X-Alpha will outperform the MSCI Daily TR Net World USD Index or the JP Morgan Gov't Bond Index Global Hedged USD in the future; nor can assurance be given that X-Alpha will not significantly underperform the MSCI
Daily TR Net World USD Index or the JP Morgan Gov't Bond Index Global Hedged
USD in the future. Similarly, no assurance can be given that the relative volatility levels of X-Alpha and the MSCI Daily TR Net World USD Index or of
X-Alpha and the JP Morgan Gov't Bond Index Global Hedged USD will remain the same in the future.

The distribution of this document and availability of these products and services in certain jurisdictions may be restricted by law. Deutsche Bank does not provide accounting, tax or legal advice.

BEFORE ENTERING INTO ANY TRANSACTION YOU SHOULD TAKE STEPS TO ENSURE THAT YOU
UNDERSTAND AND HAVE MADE AN INDEPENDENT ASSESSMENT OF THE APPROPRIATENESS OF
THE TRANSACTION IN LIGHT OF YOUR OWN OBJECTIVES AND CIRCUMSTANCES, INCLUDING
THE POSSIBLE RISKS AND BENEFITS OF ENTERING INTO SUCH TRANSACTION. YOU SHOULD
ALSO CONSIDER MAKING SUCH INDEPENDENT INVESTIGATIONS AS YOU CONSIDER NECESSARY
OR APPROPRIATE FOR SUCH PURPOSE.

"Deutsche Bank" means Deutsche Bank AG and its affiliated companies, as the context requires. Deutsche Bank Private Wealth Management refers to Deutsche
Bank's wealth management activities for high-net-worth clients around the world. Deutsche Bank Alex Brown is a division of Deutsche Bank Securities Inc.

Deutsche Bank AG has filed a registration statement (including a prospectus)
with the SEC for the offerings to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-311-4409.

[]

Important notes

Backtested, hypothetical or simulated performance results presented herein have inherent limitations. Unlike an actual performance record based on trading actual client portfolios, simulated results are achieved by means of the retroactive application of a backtested model itself designed with the benefit of hindsight. Taking into account historical events the backtesting of performance also differs from actual account performance because an actual investment strategy may be adjusted any time, for any reason, including a response to material, economic or market factors. The backtested performance includes hypothetical results that do not reflect the reinvestment of dividends and other earnings or the deduction of advisory fees, brokerage or other commissions, and any other expenses that a client would have paid or actually paid. No representation is made that any trading strategy or account will or is likely to achieve profits or losses similar to those shown. Alternative modeling techniques or assumptions might produce significantly different results and prove to be more appropriate. Past hypothetical backtest results are neither an indicator nor guarantee of future returns. Actual results will vary, perhaps materially, from the analysis.

Instruments relating to the indices discussed herein are not insured by the
Federal Deposit Insurance Corporation (FDIC) or any other US governmental agency. These instruments are not insured by any statutory scheme or governmental agency of the United Kingdom.

These investments typically involve a high degree of risk, are not readily transferable and typically will not be listed or traded on any exchange and are intended for sale only to investors who are capable of understanding and assuming the risks involved. The market value of any structured security may be affected by changes in economic, financial and political factors (including, but not limited to, spot and forward interest and exchange rates), time to maturity, market conditions and volatility and the equity prices and credit quality of any issuer or reference issuer.

Additional information may be available upon request. Any results shown do not reflect the impact of commission and/or fees, unless stated.

[]

Disclaimers

Any securities which may be linked to DB Euro USD Alpha (the "securities") are not sponsored, endorsed, sold or promoted by STOXX Limited, including its affiliates. We refer to STOXX Limited and its affiliates collectively as STOXX
Limited. STOXX Limited has not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to the securities. STOXX Limited makes no representation or warranty, express or implied to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the EURO STOXX 50 Index(TM) to track general stock market performance. The EURO STOXX 50 Index(TM) is determined, composed and calculated by STOXX Limited without regard to Deutsche Bank AG or the securities. STOXX Limited has no obligation to take the needs of Deutsche Bank
AG or the holders of the securities into consideration in determining, composing or calculating the EURO STOXX 50 Index(TM). STOXX Limited is not
responsible for and has not participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. STOXX Limited has no liability in connection with the administration, marketing or trading of the securities.

STOXX LIMITED DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE
EURO STOXX 50 INDEX (TM) OR ANY DATA INCLUDED THEREIN AND STOXX LIMITED SHALL
HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. STOXX
LIMITED MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY
DEUTSCHE BANK AG, HOLDERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY IN
CONNECTION WITH THE USE OF THE EURO STOXX 50 INDEX (TM) OR ANY DATA INCLUDED
THEREIN. STOXX LIMITED MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY
DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE
OR USE WITH RESPECT TO THE EURO STOXX 50 INDEX (TM) OR ANY DATA INCLUDED
THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL STOXX LIMITED
HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE,
INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY
THEREOF. THE LICENSING AGREEMENT BETWEEN DEUTSCHE BANK AG AND STOXX LIMITED ARE
SOLELY FOR THEIR BENEFIT AND NOT FOR THE BENEFIT OF THE OWNERS OF THE
SECURITIES OR ANY THIRD PARTIES.

"EURO STOXX 50" AND "STOXX" ARE THE INTELLECTUAL PROPERTY OF STOXX LIMITED AND
HAVE BEEN LICENSED FOR CERTAIN PURPOSES BY DEUTSCHE BANK AG. THE SECURITIES ARE
NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY STOXX LIMITED, AND STOXX LIMITED
MAKES NO REPRESENTATION REGARDING THE ADVISABILITY OF INVESTING IN THE
SECURITIES.

Any securities which may be linked to DB US USD Alpha (the "securities") are not sponsored, endorsed, sold or promoted by Standard and Poor's, a division of the McGraw -Hill Companies, Inc., which we refer to as S and P. S and P makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the
S and P 500([R]) Index to track general stock market performance. S and P has no obligation to take the needs of Deutsche Bank AG or the holders of the securities into consideration in determining, composing or calculating the S and P
500([R]) Index. S and P is not responsible for and has not participated in the determination of the timing, price or quantity of the securities to be issued or in the determination or calculation of the amount due at maturity of the securities. S and P has no obligation or liability in connection with the administration, marketing or trading of the securities.

S and P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S and P 500([R])
INDEX OR ANY DATA INCLUDED THEREIN AND S and P SHALL HAVE NO LIABILITY FOR ANY
ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. S and P MAKES NO WARRANTY, EXPRESS OR
IMPLIED, AS TO RESULTS TO BE OBTAINED BY DEUTSCHE BANK AG, HOLDERS OF THE
SECURITIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S and P 500([R]) INDEX
OR ANY DATA INCLUDED THEREIN. S and P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND
EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A
PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S and P 500([R]) INDEX OR ANY DATA
INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S and P
HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES
(INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

"STANDARD and POOR'S", "S and P", "S and P 500" AND "500" ARE THE INTELLECTUAL PROPERTY
OF THE MCGRAW -HILL COMPANIES, INC. AND HAVE BEEN LICENSED
FOR USE BY DEUTSCHE BANK AG. THE SECURITIES ARE NOT SPONSORED, ENDORSED, SOLD
OR PROMOTED BY S and P AND S and P MAKES NO REPRESENTATION REGARDING THE ADVISABILITY
OF PURCHASING ANY OF THE SECURITIES.
[]

Disclaimers

Any securities which may be linked to DB Japan USD Alpha (the "securities") are not sponsored, endorsed, sold or promoted by the Tokyo Stock Exchange, Inc., which we refer to as the TSE. The TSE makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the TOPIX Index to track general stock market performance. The TSE has no obligation to take the needs of
Deutsche Bank AG or the holders of the securities into consideration in determining, composing or calculating the TOPIX Index. The TSE is not responsible for and has not participated in the determination of the timing, price or quantity of the securities to be issued or in the determination or calculation of the amount due at maturity of the securities. The TSE has no obligation or liability in connection with the administration, marketing or trading of the securities.

THE TSE DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE TOPIX
INDEX OR ANY DATA INCLUDED THEREIN AND THE TSE SHALL HAVE NO LIABILITY FOR ANY
ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. THE TSE MAKES NO WARRANTY, EXPRESS
OR IMPLIED, AS TO RESULTS
TO BE OBTAINED BY DEUTSCHE BANK AG, HOLDERS OF THE SECURITIES OR ANY OTHER
PERSON OR ENTITY FROM THE USE OF THE TOPIX INDEX OR ANY DATA INCLUDED THEREIN.
THE TSE MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL
WARRANTIES OF MERCHANTABILITY
OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE TOPIX INDEX OR
ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT
SHALL THE TSE HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR
CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE
POSSIBILITY OF SUCH DAMAGES.

"TOPIX", "TOPIX 100" AND "TOPIX CORE 30" ARE THE INTELLECTUAL PROPERTY OF THE
TSE AND HAVE BEEN LICENSED FOR USE BY DEUTSCHE BANK AG. THE SECURITIES ARE NOT
SPONSORED, ENDORSED, SOLD OR PROMOTED BY THE TSE AND THE TSE MAKES NO
REPRESENTATION REGARDING THE ADVISABILITY OF PURCHASING ANY OF THE SECURITIES.

Any securities which may be linked to DB UK USD Alpha (the "securities") are not sponsored, endorsed, sold or promoted by FTSE International Limited, which we refer to as FTSE, a company owned equally by the London Stock Exchange and
The Financial Times Limited, which we refer to as the LSE and FT, respectively.
FTSE, the LSE and FT make no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the FTSE 100([R]) Index to track general stock market performance. FTSE, the LSE and FT have no obligation to take the needs of Deutsche Bank AG or the holders of the securities into consideration in determining, composing or calculating the FTSE 100([R]) Index. FTSE, the LSE and FT are not responsible for and have not participated in the determination of the timing, price or quantity of the securities to be issued or in the determination or calculation of the amount due at maturity of the securities.
FTSE, the LSE and FT have no obligation or liability in connection with the administration, marketing or trading of the securities.

FTSE, THE LSE AND FT DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF
THE FTSE 100([R]) INDEX OR ANY DATA INCLUDED THEREIN AND FTSE, THE LSE AND FT
SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN.
FTSE, THE LSE AND FT MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE
OBTAINED BY DEUTSCHE BANK AG, HOLDERS OF THE SECURITIES OR ANY OTHER PERSON OR
ENTITY FROM THE USE OF THE FTSE 100([R]) INDEX OR ANY DATA INCLUDED THEREIN.
FTSE, THE LSE AND FT MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY
DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE
OR USE WITH RESPECT TO THE FTSE 100([R]) INDEX OR ANY DATA INCLUDED THEREIN.
WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL FTSE, THE LSE AND FT
HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES
(INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

"FTSE" AND "FTSE 100 INDEX" ARE THE INTELLECTUAL PROPERTY OF FTSE AND HAVE BEEN
LICENSED FOR USE BY DEUTSCHE BANK AG. THE SECURITIES ARE NOT SPONSORED,
ENDORSED, SOLD OR PROMOTED BY FTSE, THE LSE OR FT AND FTSE, THE LSE AND FT MAKE
NO REPRESENTATION REGARDING THE ADVISABILITY OF PURCHASING ANY OF THE
SECURITIES.

[]